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                                                                    EXHIBIT 10.9

                               SERVICES AGREEMENT

                                     between

                             THE TJX COMPANIES, INC.

                                       and

                           CHADWICK'S OF BOSTON, LTD.



                           Dated as of August __, 1996

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                               SERVICES AGREEMENT


         THIS SERVICES AGREEMENT (the "Agreement"), made as of this ____ day of August 1996, is entered into by Chadwick's of Boston, Ltd., a Delaware corporation with its principal office at 35 United Drive, West Bridgewater, Massachusetts 02379 (the "Company" or "Chadwick's" ), and The TJX Companies, Inc., a Delaware corporation with its principal office at 770 Cochituate Road, Framingham, Massachusetts 01701 ("TJX").

                                   WITNESSETH:

         WHEREAS, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on May 24, 1996, in connection with the initial public offering of the Company's common stock (the "Offering");

         WHEREAS, immediately after the Offering the Company will hold all of the outstanding shares of stock of Chadwick's, Inc., a Massachusetts corporation ("Old Chadwick's"), which shares prior to the Offering were held by TJX;

         WHEREAS, TJX and the Company wish to provide for an orderly and efficient separation of Old Chadwick's and TJX's respective businesses; and

         WHEREAS, the successful operation of the Company's business after the Offering will continue to require the performance of certain of the administrative services which TJX has previously provided to Old Chadwick's, and TJX is willing to continue to provide certain of such services to the Company upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1.       SERVICES.

         1.1. Services to be Made Available. In accordance with the terms and provisions of this Agreement, TJX agrees to perform (or cause its subsidiaries to perform) for the Company and its subsidiaries the services described in the Annexes hereto (collectively, the "Services") in the amounts and to the extent specified with respect to each such Service in the applicable Annex hereto and the Company agrees to perform any of its obligations hereunder and as set forth in the following Annexes:
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            Services                                            Applicable Annex
            --------                                            ----------------
         Data Processing                                             A

         Voice Network Services                                      B

         Investor Relations                                          C

         Treasury Management                                         D

         Banking/Factor Relations                                    E

         Legal Services                                              F

         Human Resource Services                                     G

         Corporate Payroll Services                                  H

         Tax Services                                                I

         Risk Management Services                                    J

         Internal Audit Services                                     K

         Audio/Visual Services                                       L

         Corporate Accounting                                        M
         & Financial Reporting Services

         1.2. Fees. The Company agrees to pay to TJX a fee for each of the Services as specified in the applicable Annex hereto.

         Not more often than once per fiscal month, TJX shall forward to the Company invoices for the Services listing the Services provided hereunder and listing the fees for such Services, together with such additional documentation evidencing the provision thereof as the Company shall reasonably request. Invoices for Services provided for partial fiscal months and relating to Services for which the fees are to be calculated on a monthly basis shall be based upon the number of days in such fiscal month. Within 30 days of receiving an invoice and such additional documentation (if any) reasonably requested by the Company, the Company shall pay to TJX the amount invoiced. Chadwick's agrees to pay to TJX interest on any such invoice amount that is not paid within 30 days after receipt by the Company at a rate per annum equal to the rate announced by The First National Bank of Boston as its Base Rate, calculated daily, for each day that such invoice amount remains overdue.

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         1.3. Term of Agreement. This Agreement shall become effective as of the closing of the Offering and shall terminate with respect to each Service on the date specified for such Service or as determined in accordance with the applicable Annex hereto.

         1.4. Timely Performance and Cooperation. TJX shall use commercially reasonable efforts to perform the Services in a timely manner that will be at least consistent with its past practices and the Company shall use commercially reasonable efforts to cooperate with TJX in connection with the provision of the Services.

2.       REPRESENTATIONS AND WARRANTIES.

         As an inducement to enter into this Agreement, each party represents to and agrees with the other that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the law of the State of Delaware and has all requisite corporate power to carry out the transactions contemplated by this Agreement;

                  (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                  (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms; and

                  (d) none of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the compliance with any of the provisions of this Agreement will (i) conflict with or result in a breach of any provision of its corporate charter or by-laws, (ii) breach, violate or result in a material default under any of the terms of any material agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or (iii) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to it or affecting any of its properties or assets.

3.       OTHER TERMS AND PROVISIONS.

         3.1. Independent Contractor Status. TJX shall perform all services under this Agreement as an "independent contractor" and not as an agent of the Company. TJX is not authorized to, and shall not, assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or bind the Company in any manner. TJX shall be solely responsible for the payment of all salaries and benefits and all employment

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taxes with respect to its employees and the employees of its subsidiaries providing the Services.

         3.2. Indemnification. The Company hereby agrees to indemnify and hold harmless TJX, its subsidiaries, each of their respective directors, officers, employees, agents and affiliates (a "TJX Indemnitee") from and against all costs and damages incurred by such TJX Indemnitee to third parties as a result of the provision by TJX pursuant to this Agreement of the Services, other than costs or damages incurred by such TJX Indemnitee as a result of its willful misconduct or gross negligence. TJX hereby agrees to indemnify and hold harmless the Company, its subsidiaries, each of their respective directors, officers, employees, agents and affiliates (a "Chadwick's Indemnitee") from and against all costs and damages incurred by such Chadwick's Indemnitee to third parties as a result of the willful misconduct or gross negligence of TJX in the provision by it of the Services pursuant to this Agreement. Procedures relating to indemnification claims and obligations shall follow and be handled in accordance with Section
6.3 and 6.4 of the Transfer Agreement, dated as of July __, among TJX, the Company and Old Chadwick's. In addition, in no event shall an indemnifying party be liable for any claim by a third party that is settled or compromised by an an indemnified party without the written consent of the indemnifying party. This section shall survive the termination of this Agreement.

         3.3. Limitation of Liability and Reimbursement. Neither TJX nor any of its subsidiaries or any of their respective directors, officers, employees, agents or affiliates shall in any event be liable for any damages or expenses of any kind or nature whatsoever that may arise out of TJX's (or any such subsidiary's or any such directors', officers', employees', agents' or affiliates') performance or failure to perform any of its obligations under this Agreement, other than those damages caused by TJX's (or any such subsidiary's or such persons') willful misconduct or gross negligence. In addition, notwithstanding anything in this Agreement to the contrary, in no event will the parties hereto or any of their respective subsidiaries or any of their respective directors, officers, employees, agents or affiliates be liable to any person, for lost profits, lost savings, or other indirect, special, incidental or consequential damages whether such damages are based on tort, contract, or any other legal theory, and even if such party or any of its subsidiaries or any of their respective directors, officers, employees, agents or affiliates has been advised of the possibility of such damages. This section shall survive the termination of this Agreement.

         3.4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         3.5. Assignment. Except by operation of law or in connection with the sale of all or substantially all the assets of a party hereto, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the

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other, and any attempt to assign any rights or obligations arising under this
Agreement without such consent shall be void. Subject to the foregoing, this Agreement shall be binding in all events upon any successor to all or substantially all the assets of a party hereto.

         3.6. Further Assurances. Subject to the provisions hereof, each of TJX and the Company shall make, execute, acknowledge and deliver such other agreements, documents or instruments and take or cause to be taken such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of TJX and the Company shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating hereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, or other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

         3.7. Parties in Interest. Nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person or entity other than TJX and the Company and their respective successors and permitted assigns.

         3.8. Waivers, Etc.; Amendments. No failure or delay on the part of TJX or the Company in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No amendment, modification or waiver of any provision of this Agreement nor consent to any departure by TJX or the Company therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         3.9. Confidentiality. Subject to any contrary requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential any information that it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided, however, that such obligation to maintain confidentiality shall not apply to information that has been made or becomes public other than as a result of acts by the receiving party.

         3.10. Force Majeure. TJX shall not be liable for failure to perform or any delay in performing any of its obligations under this Agreement if such failure or delay due to fire, flood or other natural disasters or acts of God, war, embargo, riot, strike or the intervention of any government authority or other causes beyond its reasonable control ("Force Majeure").

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TJX agrees to notify the Company promptly of any Force Majeure and to use commercially reasonable efforts to resume performance as soon as is reasonably practicable.

         3.11. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the provisions of Services from TJX to the Company.

         3.12. Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         3.13. Counterparts. This Agreement may be executed by the parties hereto on separate counterparts and in any number of counterparts, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         3.14. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telecopy) addressed or transmitted as provided below and if either (i) actually delivered at said address, (ii) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, or (iii) if in the form of a telecopy, when the receiving party gives telephonic notice of complete and legible receipt, to:

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If to the Company, to:         Chadwick's of Boston, Ltd.
                               35 United Drive
                               West Bridgewater, Massachusetts  02379
                               Telecopy Number:  (508) 583-2071
                               Attention: President

       With a copy to:        Constantine Alexander, Esq.
                              Nutter, McClennen & Fish, LLP
                              One International Place
                              Boston, Massachusetts  02110
                              Telecopier:  (617) 973-9748


        If to TJX, to:        The TJX Companies, Inc.
                              770 Cochituate Road
                              Framingham, Massachusetts 01701
                              Telecopier: (508) 390-2457
                              with copies to each: President and General Counsel

         With a copy to:     Arthur G. Siler, Esq.
                             Ropes & Gray
                             One International Place
                             Boston, Massachusetts 02110
                             Telecopier:  (617) 951-7050

         3.15. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of The Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive law of any other jurisdiction.


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        IN WITNESS WHEREOF, TJX and the Company have caused this Services
Agreement to be duly executed by their respective officers, each of whom is fully authorized, all as of the day and year first above written.

                                                 THE TJX COMPANIES, INC.


                                                  By
                                                    ----------------------------
                                                     Title:

                                                  CHADWICK'S OF BOSTON, LTD.


                                                  By
                                                    ----------------------------
                                                     Title: